Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CANNON EXPRESS, INC.
(Exact name of Registrant as specified in its charter)

          Delaware                                    71-0650141
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
incorporation or organization)


1457 East Robinson
Springdale, Arkansas 72765
(501) 751-9209
(Address, including zip code, and telephone number of principal executive offices)


CANNON EXPRESS, INC.
2001 EQUITY INCENTIVE PLAN
(Full title of the plan)


Dean G. Cannon
Chairman of the Board and President
Cannon Express, Inc.
1457 Robinson
Springdale, Arkansas 72765
(501) 751-9209

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Goodloe M. Partee
Kutak Rock LLP
425 West Capitol Avenue
Suite 1100
Little Rock, Arkansas 72201
(501) 975-3000



CALCULATION OF REGISTRATION FEE


Title of                       Proposed         Proposed
Securities         Amount       Maximum          Maximum
to be              to be     Offering Price     Aggregate         Amount of
Registered       Registered    Per Share      Offering Price   Registration Fee

Common Stock,
$.01 Par Value  1,000,000(1)     $1.18         $1,180,000          $295.00(2)



	(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares that may become subject to the Cannon Express, Inc. 2001 Equity Incentive Plan as a result of anti-dilution provisions of the plan.

	(2)	The registration fee has been computed in accordance with
paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sales prices of shares of Cannon Express Common Stock on the American Stock Exchange on November 13, 2001.



PART I

EXPLANATORY NOTE

	The information called for by Part I of Form S-8 is included in the description of the Cannon Express, Inc. 2001 Equity Incentive Plan (the "Plan") to be delivered to persons purchasing shares pursuant to the Plan. Pursuant to the Note to Part I of Form S-8, that information is not being filed with or included in this Form S-8.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

        The following documents filed by Cannon Express, Inc. ("Cannon Express") with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates of filing:

        (1) Cannon Express's Annual Report on Form 10-K for the fiscal year ended June 30, 2001; and

        (2) The description of Cannon Express's common stock contained in the registration statement on Form 8-A of Cannon Express, Inc., dated March 2, 1998, and any amendments or updates to that form.


	In addition, all documents subsequently filed by Cannon Express pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

	Not applicable.

Item 5.	Interests of Named Experts and Counsel.

	Not applicable.

Item 6.	Indemnification of Directors and Officers.

Indemnification. Article Thirteenth of the Cannon Express Charter states that any person who, by reason of the fact he is or was a director, officer, employee or agent of Cannon Express, is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, shall be indemnified by Cannon Express; provided, such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Cannon Express, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Article Thirteenth further provides that such indemnification shall be provided against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, however, that with respect to an action or suit by or in the right of Cannon Express, such indemnification shall be only against expenses (including attorneys' fees) and in such cases no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable, unless, and only to the extent that, the court in which the action or suit was brought determines, upon application, that despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Insurance. Article Thirteenth of the Cannon Express Charter states that Cannon Express may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Cannon Express, or is or was serving at the request of Cannon Express as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his statue as such, whether or not Cannon Express would have the power to indemnify him against such liability under the provisions herein.


Exculpation. Article Fourteenth of the Cannon Express Charter provides that no director shall have any personal liability to Cannon Express or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such breach does not (i) constitute a breach of such director's duty of loyalty to Cannon Express or its stockholders,
(ii) consist of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) give rise to liability under Section 174 of the General Corporation Law of the State of Delaware, or (iv) involve any transaction from which such director derived an improper personal benefit.

Item 7.	Exemption from Registration Claimed.

	Not applicable.

Item 8.	Exhibits.

        4.1  Certificate of Incorporation, as amended (1)

        4.2  Amended Bylaws(1)

        5.1 Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith)

        23.1 Consent of Kutak Rock LLP (included in the opinion filed as Exhibit 5.1 herewith)

        23.2 Consent of Arthur Andersen LLP (filed herewith)

        24.1 Power of Attorney (filed herewith)

(1) Incorporated by reference from the Registrant's Registration Statement on Form S-18, dated February 26, 1987.

Item 9.	Undertakings.

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by Section 10(a)(3)
             of the Securities Act of 1933, as amended (the "Securities Act");


                (ii) to reflect in the prospectus any facts or events
             arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b), if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
        Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
        Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on November 20, 2001.

						CANNON EXPRESS, INC.



                                                By: /s/  Dean G. Cannon
                                                     Dean G. Cannon
                                                     President and Chairman
                                                     of the Board


	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature                 Title                       Date
/s/ Dean G. Cannon      Director                November 20, 2001
Dean G. Cannon

/s/ Rose Marie Cannon   Director                November 20, 2001
Rose Marie Cannon

/s/ Sam F. Fiser        Director                November 20, 2001
Sam F. Fiser

/s/ Glenn E. Kelley     Director                November 20, 2001
Glenn E. Kelley

/s/ Len Bennett         Director                November 20, 2001
Len Bennett




INDEX TO EXHIBITS

Number      Exhibit

4.1         Certificate of Incorporation, as amended (1)

4.2         Amended Bylaws(1)

5.1 Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith)

23.1        Consent of Kutak Rock LLP (included in the opinion in Exhibit 5.1)

23.2        Consent of Arthur Andersen LLP (filed herewith)

24.1        Power of Attorney (filed herewith)

(1) Incorporated by reference from the Registrant's Registration Statement on Form S-18, dated February 26, 1987.



Exhibit 5.1

November 19, 2001

Cannon Express, Inc.
1457 Robinson
Springdale, Arkansas 72765

Re:	REGISTRATION ON FORM S-8 OF SHARES OF COMMON STOCK PAR VALUE
$.01 PER SHARE, OFFERED PURSUANT TO THE CANNON EXPRESS, INC.
2001 EQUITY INCENTIVE PLAN

Ladies and Gentlemen:

	We are acting as counsel to Cannon Express, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of up to 1,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company issuable under the Cannon Express, Inc. 2001 Equity Incentive Plan (the "Plan").

	We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares to be offered and sold, when issued and delivered in accordance with the terms and provisions of the Plan, against receipt of the consideration provided for therein, will be validly issued, fully paid, and nonassessable.

	In rendering this opinion, we have (i) assumed and have not independently verified (a) the due authorization, execution and delivery of the Plan, (b) that all signatures on all certificates and other documents examined by us are genuine, and that, where any such signature purports to have been made in a corporate, governmental or other capacity, the person who affixed such signature to such certificate or other document had authority to do so, and (c) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies and (ii) as to certain factual matters, relied upon certificates of public officials and of the Company and its officers and have not independently checked or verified the accuracy of the factual statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case in effect on the date hereof.

	We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,



/s/ Kutak Rock LLP


Exhibit 23.2
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 3, 2001, included in Cannon's Annual Report on Form 10-K for the year ended June 30, 2001, and to all references to our Firm included in this registration statement.


/s/  Arthur Andersen, LLP


Fayetteville, AR
November 19, 2001



Exhibit 24.1

POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer, or both, of Cannon Express, Inc. ("Cannon Express"), acting pursuant to authorization of the Board of Directors of Cannon Express, hereby appoints Dean G. Cannon, attorney-in-fact and agent for me and in my name and on my behalf, individually and as a director or officer, or both, of Cannon Express, to sign a Registration Statement on Form S-8, together with all necessary exhibits, and any amendments (including post effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance and sale of shares of common stock, $.01 par value, of Cannon Express to be issued or delivered in accordance with the Cannon Express, Inc. 2001 Equity Incentive Plan, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

	IN WITNESS WHEREOF, I have hereunto set my hand as of this 20th day of November, 2001.

                                                Signed: /s/ Rose Marie Cannon
						Name:	ROSE MARIE CANNON

                                                Signed: /s/ Len Bennett
						Name:	LEN BENNETT

                                                Signed: /s/ Sam F. Fiser
						Name	SAM F. FISER

                                                Signed: /s/ Glenn E. Kelley
						Name:	GLENN E. KELLEY